EXHIBIT 99.1

[Letterhead of Dr. Stanley T. Crooke, M.D., Ph.D.]

June 22, 2005

Michael Webb

Epix Pharmaceuticals

161 First Street

Cambridge, MA 02142

Dear Mike:

After more than ten years on the Epix Board, I have decided to retire.  As you know, I am reducing my outside director commitments and feel the timing is appropriate given my personal plans.

I have thoroughly enjoyed playing my tiny role in building the company and my interactions with you, the board, and the management of Epix.

I am confident that 325 will be approved in due course and that Epix will be a great success.

Sincerely,

/s/ Stanley T. Crooke, M.D., Ph.D.

Stanley T. Crooke, M.D., Ph.D.

cc:	Chris Gabrieli